Exhibit 24

July 21, 1997


A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of common stock of this Company, pursuant to and in accordance with the Employee Savings Plan, in an amount of up to 10 million additional shares.
         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement and appropriate amendment or amendments (including post-effective amendments) thereto.
                                              Yours very truly,

                                              THE SOUTHERN COMPANY


                                              By_/s/A. W. Dahlberg
                                                    A. W. Dahlberg
                                               Chairman, President and
                                               Chief Executive Officer

/s/John C. Adams                                         /s/William A. Parker
John C. Adams                                           William A. Parker, Jr.



/s/A. D. Correll                                        William J. Rushton, III
A. D. Correll                                           William J. Rushton, III



/s/A. W. Dahlberg                                 _____________________________
A. W. Dahlberg                                             Gloria M. Shatto



/s/Paul J. DeNicola                                      /s/Gerald J. St. Pe'
Paul J. DeNicola                                           Gerald J. St. Pe'



/s/Jack Edwards                                           /s/Herbert Stockham
Jack Edwards                                               Herbert Stockham



/s/H. Allen Franklin                                      /s/W. L. Westbrook
H. Allen Franklin                                           W. L. Westbrook



_____________________________                              /s/Tommy Chisholm
Bruce S. Gordon                                             Tommy Chisholm



/s/L.G. Hardman, III                                       /s/W. Dean Hudson
L. G. Hardman III                                           W. Dean Hudson



/s/Elmer B. Harris
Elmer B. Harris

Extract from minutes of meeting of the board of directors of The Southern
Company.


                             - - - - - - - - - - - -

                  RESOLVED: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Employee Savings Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors, and its officers are authorized to give their several powers of attorney to A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

                             - - - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on July 21, 1997, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  January 14, 1997                      THE SOUTHERN COMPANY


                                              By_/s/Tommy Chisholm
                                                    Tommy Chisholm
                                                      Secretary